                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PHARMACIA & UPJOHN
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                               [COMPANY NAME]
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

PHARMACIA & UPJOHN LOGO

                                                                  March 24, 1997

To Our Shareholders:

  You are cordially invited to attend our second Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 29, 1997 at 9:30 a.m. at the Radisson Plaza Hotel in Kalamazoo, Michigan, USA. At the meeting, Dr. Goran Ando, the Company's Executive Vice President for Worldwide Science and Technology, will lead a discussion on the Company's research program. After this discussion, the formal meeting will begin with the election of four directors to serve for a term of three years. The meeting will also provide an opportunity for shareholders to meet members of the Board and ask questions or make comments if they wish.

  For shareholders unable to attend the meeting in Kalamazoo, an informational meeting will be held at the Globe Arena in Stockholm, Sweden, at 4:00 p.m. on Monday, May 5, 1997. This meeting will include the presentations made at the Annual Meeting in Kalamazoo, and provide an opportunity for shareholders to ask questions and make comments, but no votes will be taken.

  Persons who were shareholders of record of the Company at the close of business on March 7, 1997, are entitled to have their votes counted at the meeting. The enclosed proxy card appoints the Chairman of the Board and the Chief Executive Officer of the Company as proxies or agents to vote your shares at the meeting as you direct. Whether or not you expect to personally attend the meeting in Kalamazoo, please sign the enclosed proxy card and return it promptly in the envelope provided to make sure your vote is counted.


R.H. BROWN                                 J. EKBERG

R.H. Brown                                 J. Ekbert
Chairman of the Board          President and Chief Executive Officer



Notice of Rights Dividend:

  In order to protect shareholders against inadequate hostile bids to acquire control of the Company, the Board of Directors recently approved a Stockholder Protection Rights Plan and declared a dividend of one right for each share of the Company's Common Stock. The rights are not currently exercisable and will be evidenced by and transferred with the Company's shares until becoming exercisable. The rights, which will become exercisable after a person has acquired 15% or more, or commenced a tender offer for 15% or more, of the Company's Common Stock, will entitle the holder (other than the person acquiring 15% or more of the Company's Common Stock) to acquire stock at a discounted price. Because of the dilutive effect exercise of the rights would cause and the ability of the Company's Board of Directors to redeem the rights for nominal value before becoming exercisable, the rights will encourage possible acquirers to negotiate with the Company in advance and provide more time for the Board to pursue alternatives in order to maximize shareholder value. The Rights Plan was not adopted in response to any specific effort to acquire control of the Company and will not prevent a takeover of the Company at a full and fair price.

                            PHARMACIA & UPJOHN, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          KALAMAZOO, MICHIGAN, U.S.A.
                                 APRIL 29, 1997
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Pharmacia & Upjohn, Inc., a Delaware corporation, will be held on Tuesday, April 29, 1997, at 9:30 a.m., at the Radisson Plaza Hotel, Kalamazoo Center, Kalamazoo, Michigan. The purposes of the Annual Meeting are to:

     1. Elect four directors for a term of three years; and

     2. Transact such other business as may properly come before the meeting.

  There will also be an informational meeting for shareholders on Monday, May 5, 1997 at 4:00 p.m. at the Globe Arena, Stockholm, Sweden. This meeting will include the presentations provided during the Annual Meeting in Kalamazoo, but no votes will be taken at this informational meeting.

  Shareholders will have an opportunity to ask questions and make comments at either meeting.

  Only shareholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board
March 24, 1997                              Kenneth M. Cyrus
                                            Secretary

--------------------------------------------------------------------------------

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                            PHARMACIA & UPJOHN, INC.
                               7000 PORTAGE ROAD
                           KALAMAZOO, MICHIGAN 49001

                                PROXY STATEMENT

  This proxy statement is being distributed to shareholders of Pharmacia & Upjohn, Inc. (the "Company") on or about March 24, 1997 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Radisson Plaza Hotel, Kalamazoo Center, Kalamazoo, Michigan, on Tuesday, April 29, 1997, at 9:30 a.m.

  Any shareholder giving a proxy has the power to revoke it at any time before it is voted. The Company will bear the costs of solicitation of proxies. The Company may also reimburse persons holding stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

  It is the Company's policy that all proxies, ballots and voting tabulations that identify how shareholders voted will be kept confidential, except where disclosure may be required by applicable law, where disclosure is expressly requested by a shareholder, and in proxy solicitations not approved and recommended by the Board of Directors, and that the tabulators and the inspectors of election be independent and not employees of the Company.

  Shareholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the meeting. At the close of business on January 31, 1997, the Company had 508,673,725 shares (excluding 257,242 treasury shares) of Common Stock outstanding, each share being entitled to one vote. These shares will be voted as specified in the shareholder's proxy card or by the shareholder in person or through his nominee at the Annual Meeting. The Company's fiscal year is the calendar year.

  At the close of business on January 31, 1997, shares of Convertible Perpetual Preferred Stock of the Company were held by The Pharmacia & Upjohn Employee Stock Ownership Trust pursuant to The Pharmacia & Upjohn Employee Savings Plan. These shares have votes equivalent to 10,313,615 shares of Common Stock. Each participant in the Plan may direct State Street Bank and Trust Company, as the Trustee of the Plan, how to vote the shares allocated to the participant's account under the Plan. A participant may also direct the Trustee how to vote the participant's "proportionate share" of the votes attributable to shares which have not been allocated to participant accounts or for which no instructions were timely received. If a participant is also a shareholder of record, the proxy card given by such person will govern the voting of shares held by the participant both directly and through the Plan.

  Matters submitted to a vote of shareholders, other than the election of directors, must be approved by the holders of a majority of the shares voting at the Annual Meeting whether in person, by nominee or by proxy card. In determining whether a quorum exists at the meeting, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. With respect to the election of directors, since the nominees receiving the four highest vote "for" totals will be elected as directors of the Company, abstentions and broker non-votes will not be counted. If an individual has signed the Company's proxy card but failed to indicate a vote, such proxy will be voted for all nominees and in the proxies' discretion on any other matters that may properly come before the meeting. The Company has engaged the services of D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee not to exceed $20,000, plus out-of-pocket expenses.

                           ELECTION OF FOUR DIRECTORS

  The Board of Directors is composed of three classes of members. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect Frank C. Carlucci, Soren Gyll, William
U. Parfet and Ulla Reinius as directors.

  These nominees have indicated a willingness to serve, but if, for any unforeseen cause, any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising before the Annual Meeting of Shareholders in accordance with the discretionary authority of the proxies.

  Information with respect to the nominees for election and the directors continuing in office with respect to age and positions with the Company or other principal occupations for the past five years follows. Each individual was initially elected as a director of the Company in November 1995 following the combination (the "Combination") of The Upjohn Company ("Upjohn") and Pharmacia Aktiebolag ("Pharmacia").

               NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                     FOR THREE-YEAR TERM EXPIRING IN 2000

                        FRANK C. CARLUCCI, AGE 66, CHAIRMAN, THE CARLYLE GROUP, A
FRANK C. CARLUCCI       MERCHANT BANK. Mr. Carlucci had been Vice Chairman of The
PHOTO                   Carlyle Group from 1989 to 1993. He served as U.S. Secretary of Defense from 1987 to 1989. Mr. Carlucci is currently on the boards of directors of Ashland, Inc., BDM International,
                        Bell Atlantic Corporation, General Dynamics Corporation,
                        Kaman Corporation, Massachusetts Mutual Life Insurance
                        Company, Neurogen Corporation, Northern Telecom Limited, The
                        Quaker Oats Company, SunResorts, Ltd., N.V., Texas
                        Biotechnology Corporation, and Westinghouse Electric
                        Corporation. He also serves on the board of trustees for the nonprofit Rand Corporation. He had served as a Director of
                        Upjohn before the Combination. He is a member of the Audit
                        Committee of the Board of Directors.
                        SOREN GYLL, 56, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF AB
SOREN GYLL PHOTO        VOLVO, AN AUTOMOBILE MANUFACTURER. Mr. Gyll had been
                        Chairman of Procordia AB, the predecessor of Pharmacia, from
                        1992 until 1995 and before that had served as Procordia's
                        President and Chief Executive Officer. Mr. Gyll is a member of the boards of directors of AB Catena, SAS Sverige AB, AB
                        Volvo, the Federation of Swedish Industries, and the Swedish
                        Employer's Confederation. Mr. Gyll is also a member of the
                        Royal Swedish Academy of Engineering Sciences, the Swedish
                        National Association of Engineering Industries and the Board
                        of the Swedish Works Association. He had served as a
                        Director of Pharmacia before the Combination. He is a member of the Compensation and Executive Committees of the Board of
                        Directors.

                        WILLIAM U. PARFET, AGE 50, CO-CHAIRMAN OF MPI RESEARCH, LLC,
WILLIAM U. PARFET       A PRE-CLINICAL TOXICOLOGY AND CLINICAL PHARMACEUTICAL
PHOTO                   TESTING LABORATORY. Mr. Parfet had previously served from
                        October 1993 to January 1996 as President and Chief
                        Executive Officer of Richard-Allan Medical Industries, a
                        medical device manufacturer. Prior to that, he had served as
                        Vice Chairman of the Board of Upjohn (during 1993), and was
                        President (1991-93) and Executive Vice President (1989-91)
                        of Upjohn before that. Mr. Parfet serves as a member of the boards of directors of CMS Energy Corporation, the Financial
                        Accounting Foundation, Old Kent Financial Corporation,
                        Stryker Corporation and Universal Foods, Inc. He had served as a Director of Upjohn before the Combination. He is a
                        member of the Executive and the Nominating and Corporate
                        Governance Committees of the Board of Directors. From time to time, the Company has retained MPI Research, LLC (or its predecessor, International Research and Development
                        Corporation) to conduct pre-clinical and clinical testing
                        work for the Company. Mr. Parfet is the brother of Donald R.
                        Parfet, Senior Vice President of the Company.
                        ULLA REINIUS, AGE 59, PRESIDENT OF FINANSFAKTA AB, FINANCIAL
ULLA REINIUS PHOTO      AND INFORMATION CONSULTANTS. Ms. Reinius is a member of the boards of directors of Uppsala University Capital and
                        Property Administration, the Swedish Association for Share
                        Promotion and Abovo Consultants. She is a former member of the Swedish Government Ethical Committee. She had served as a Director of Pharmacia before the Combination. She is a
                        member of the Audit Committee of the Board of Directors.

               MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                               TERM EXPIRING IN 1998

                        GUSTAF DOUGLAS, AGE 59, CHAIRMAN OF INVESTMENT AB LATOUR, AN
GUSTAF DOUGLAS          INVESTMENT HOLDING COMPANY. Mr. Douglas is also Vice
PHOTO                   Chairman of Securitas AB and Sveriges Television AB, and is
                        a member of the boards of directors of Assa Abloy AB, AB
                        Fagerhult, Munksjo AB, and Stiftelsen Svenska Dagbladet. He
                        had served as a Director of Pharmacia before the
                        Combination. He is Chairman of the Audit Committee of the
                        Board of Directors.
                        DARYL F. GRISHAM, AGE 70, PRESIDENT AND CHIEF EXECUTIVE
DARYL F. GRISHAM        OFFICER, PARKER HOUSE SAUSAGE COMPANY, A FOOD COMPANY. Mr.
PHOTO                   Grisham is a former director for G. D. Searle and Company,
                        Illinois Bell Telephone Company and Harris Bankcorp, Inc. He
                        is a trustee of Northwestern University and the Chicago
                        Museum of Science and Industry. He also serves as a director of the Lyric Opera of Chicago, the Rehabilitation Institute
                        of Chicago and the Lincoln Park Zoological Society. He had
                        served as a Director of Upjohn before the Combination. He is a member of the Compensation Committee of the Board of
                        Directors.

                        WILLIAM E. LAMOTHE, AGE 70, FORMER CHAIRMAN OF THE BOARD AND
WILLIAM E.              CHIEF EXECUTIVE OFFICER OF KELLOGG COMPANY, A FOOD COMPANY.
LAMOTHE PHOTO           Mr. LaMothe is also a former director of Kimberly Clark
                        Corporation, Unisys Corporation, Sears Roebuck Inc. and the
                        Allstate Insurance Company. He is currently a director of
                        the Kellogg Company. He is a member of the board of the W.
                        K. Kellogg Foundation and a trustee of the W. K. Kellogg
                        Foundation Trust. He had served as a Director of Upjohn
                        before the Combination. He is Chairman of the Nominating and
                        Corporate Governance Committee of the Board of Directors.
                        OLOF LUND, AGE 66, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
OLOF LUND PHOTO         CELSIUS AB, A DEFENSE MANUFACTURING COMPANY. Mr. Lund is the
                        Chairman of AssiDoman AB, Hasselfors AB and Enator AB, and
                        is a member of the board of directors of the Federation of
                        Swedish Industries. Mr. Lund is also a member of the Royal
                        Academy of War Sciences. He had served as a Director of
                        Pharmacia before the Combination. He is a member of the
                        Executive and the Nominating and Corporate Governance
                        Committees of the Board of Directors.
                        WILLIAM D. MULHOLLAND, AGE 70, FORMER CHAIRMAN OF THE BOARD
WILLIAM D.              AND CHIEF EXECUTIVE OFFICER OF THE BANK OF MONTREAL. Mr.
MULHOLLAND PHOTO        Mulholland is a director of Canadian Pacific Limited and of the Canadian Pacific Railway Company. He was formerly a
                        member of the board of directors of the Bank of Montreal,
                        Harris Trust and Savings Bank, Kimberly-Clark Corporation,
                        Rio Tinto Zinc Corporation, Standard Life Assurance Company
                        and Consolidated Bathurst Corporation. Mr. Mulholland is a
                        Trustee of Queen's University and has received honorary
                        Doctor of Laws degrees from Memorial University and Queen's
                        University. He had served as a Director of Upjohn before the
                        Combination. He is a member of the Executive Committee of
                        the Board of Directors.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 1999

                        RICHARD H. BROWN, AGE 49, CHAIRMAN OF THE BOARD OF THE
RICHARD H. BROWN        COMPANY (SINCE JANUARY 1997) AND PRESIDENT AND CHIEF
PHOTO                   EXECUTIVE OFFICER, CABLE AND WIRELESS PLC, A
                        TELECOMMUNICATIONS COMPANY. Prior to joining Cable and
                        Wireless plc, Mr. Brown had been President and Chief
                        Executive Officer of H&R Block, Inc., a tax and financial
                        services company, since August 1995, and Vice Chairman of
                        Ameritech Corp, a telecommunications company, since January
                        1993. Before that had been President and Chief Executive
                        Officer of Illinois Bell Telephone Company. He is a member of the Board of Directors of Cable and Wireless plc and a
                        member of the Board of Trustees of Ohio University
                        Foundation. He had served as a Director of Upjohn before the
                        Combination. He is Chairman of the Compensation Committee
                        and a member of the Executive Committee of the Board of
                        Directors.

                        M. KATHRYN EICKHOFF, AGE 57, PRESIDENT, EICKHOFF ECONOMICS
M. KATHRYN              INCORPORATED, ECONOMIC CONSULTANTS. Ms. Eickhoff is the
EICKHOFF PHOTO          former Associate Director for Economic Policy, United States
                        Office of Management and Budget. She also serves as a
                        director of AT&T, Tenneco Inc. and Fleet Bank, NA. Ms.
                        Eickhoff is a member of several business organizations
                        including the Conference of Business Economists, the
                        Economic Club of New York and the National Association of
                        Business Economists. She had served as a Director of Upjohn before the Combination. She is a member of the Audit
                        Committee of the Board of Directors. The Company has
                        retained Eickhoff Economics Incorporated to provide economic consulting services to the Company for an annual fee of
                        $25,000.
                        JAN EKBERG, AGE 60, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
JAN EKBERG PHOTO        THE COMPANY (SINCE JANUARY 1997) AND BEFORE THAT CHAIRMAN OF
                        THE BOARD OF THE COMPANY. Mr. Ekberg, who is expected to
                        resume being Chairman of the Board after the Company's new
                        President and Chief Executive Officer is appointed, had,
                        prior to the Combination, been President and Chief Executive
                        Officer of Pharmacia, and, before that, had been President and Chief Executive Officer of Pharmacia's predecessor
                        company, Procordia AB. Mr. Ekberg is Chairman of the Board of Nobel Biocare AB and Bongs Industries AB. He is also a
                        member of the boards of directors of Oy Partek AB, AB Volvo
                        Personvagnar, AB Volvo Aero, Christianova AB and the
                        Federation of Swedish Industries. He is a member of the
                        Royal Swedish Academy of Engineering Sciences. He had served as a Director of Pharmacia before the Combination. He is
                        Chairman of the Executive Committee of the Board of
                        Directors.
                        BERTHOLD LINDQVIST, AGE 58, PRESIDENT AND CHIEF EXECUTIVE
BERTHOLD                OFFICER OF GAMBRO AB, A GLOBAL MEDICAL TECHNOLOGY
LINDQVIST PHOTO         COMPANY. Mr. Lindqvist is also a board member of Gambro AB,
                        Trelleborg AB, PLM AB and Securitas AB. Mr. Lindquist is
                        also a member of the Royal Academy of Sciences. He had
                        served as a Director of Pharmacia before the Combination. He is a member of the Compensation Committee of the Board of
                        Directors.
                        BENGT SAMUELSSON, M.D., AGE 62, PROFESSOR OF MEDICAL AND
BENGT SAMUELSSON,       PHYSIOLOGICAL CHEMISTRY, AND, FORMERLY, PRESIDENT,
M.D. PHOTO              KAROLINSKA INSTITUTE. Dr. Samuelsson was the Nobel Iaureate
                        in Physiology or Medicine in 1982 and is currently Chairman of the Nobel Foundation. He is also a member of the boards of directors of Svenska Handelsbanken and the Liposome
                        Company. Dr. Samuelsson is a member of the Royal Swedish
                        Academy of Sciences, the American Academy of Arts and
                        Sciences, the Association of American Physicians, Academie
                        des Sciences, Paris, the U.S. National Academy of Sciences,
                        and the Royal Society, London. He had served as a Director of Pharmacia before the Combination. He is a member of the
                        Nominating and Corporate Governance Committee of the Board
                        of Directors.

                   INFORMATION CONCERNING SECURITY OWNERSHIP

  Under regulations of the United States Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

  Set forth in the following table is the beneficial ownership of what the Company believes were the holders of 5% or more of the Company's Common Stock as of December 31, 1996:

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                      NAME AND ADDRESS                               AMOUNT OF
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    % OF CLASS
                    -------------------                         --------------------    ----------
Ministry of Industry and Commerce(1)........................         35,766,282            7.0
Putnam Investments, Inc.(2).................................         25,518,949            5.1

-------------------------
(1) Based on information available to the Company, it is believed that these shares are held by the Ministry of Industry and Commerce of the Kingdom of Sweden through Forvaltningsaktiebolaget Stattum, Fredsgatan 8, S-103 33, Stockholm, Sweden.

(2) The address for Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109 USA.

  Set forth in the following table are the beneficial ownership of the Company's Common Stock (either as Common Stock or in the form of Swedish Depositary Shares) as of the close of business on January 31, 1997 of individual directors and nominees, the Company's four executive officers and the next most highly compensated officer of the Company, and all directors and such officers as a group.

                                                      SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)(6)
                                           ---------------------------------------------------------------------
                                                                              SHARED
                                             TOTAL      SOLE VOTING           VOTING           OPTIONS
                                           AMOUNT OF      AND/OR              AND/OR         EXERCISABLE
                                           BENEFICIAL   DISPOSITIVE         DISPOSITIVE       WITHIN 60    % OF
                                           OWNERSHIP       POWER               POWER            DAYS       CLASS
                                           ----------   -----------         -----------      -----------   -----
Goran A. Ando............................     67,000        2,000                               65,000       *
Richard H. Brown(2)......................      7,572        7,572(3)                                         *
Frank C. Carlucci........................     18,468       18,468(3)                                         *
Kenneth M. Cyrus.........................    281,792       50,225(4)                           231,567       *
Gustaf Douglas...........................        750          750                                            *
M. Kathryn Eickhoff......................      5,262        5,262(3)                                         *
Jan Ekberg(2)............................      6,050        5,050               1,000                        *
Daryl F. Grisham.........................     21,359       21,359(3)                                         *
Soren Gyll...............................      6,500        6,500                                            *
William E. LaMothe(2)....................     27,955       27,955(3)                                         *
Goran Linden.............................      1,050        1,050                                            *
Berthold Lindqvist.......................        750          750                                            *
Olof Lund................................      1,125        1,125                                            *
William D. Mulholland....................     11,397       11,397(3)                                         *
William U. Parfet........................  1,137,946      727,959(3)(4)       409,987(5)                     *
Ulla Reinius.............................        750          750                                            *
Robert C. Salisbury......................    332,396       54,617(4)                           277,779       *
Bengt Samuelsson.........................        500          500                                            *
Ley S. Smith(2)..........................    127,978       34,724(4)                            93,254       *
Directors and Four Named Officers as a
  Group (19 persons)(2)..................  2,056,600      978,013             410,987          667,600       *

-------------------------
  *  Less Than 1%
                                             (notes continued on following page)

(1) Excludes the following share units which were awarded under the Company's prior Incentive Compensation Plans but payment of which is deferred: K. M. Cyrus, 41,374; W. U. Parfet, 637; R. C. Salisbury, 16,977; L. S. Smith, 17,361; and directors and such officers as a group, 76,349.

(2) Excludes 507 shares held by the spouse of R. H. Brown; 610 shares held by the spouse of J. Ekberg; 1,139 shares held by the spouse of W. E. LaMothe; and 3,190 shares held by the spouse of L. S. Smith; and 5,446 shares held by the spouses of directors and such officers as a group.

(3) Includes the following number of shares representing deferred directors' fees payable in stock which are held in trust with respect to which the individual has shared voting power: R. H. Brown, 7,093; F. C. Carlucci, 17,740; M. K. Eickhoff, 2,587; D. F. Grisham, 21,214; W. E. LaMothe, 24,265;
    W. D. Mulholland, 6,537; and W. U. Parfet, 241.

(4) Includes the following number of shares or share equivalents credited under the Company's Employee Savings Plan with respect to which the individual has sole voting power: K. M. Cyrus, 6,303; W. U. Parfet, 6,467; R. C. Salisbury, 6,577; L. S. Smith, 2,934; and directors and such officers as a group, 22,281.

(5) Includes shares held in trust over which voting and/or dispositive power is shared in his capacity as trustee under various trusts.

(6) Excludes shares of Common Stock beneficially owned by J.L. Zabriskie, who was President and Chief Executive Officer and member of the Board of Directors of the Company until January 20, 1997. The Company believes that, as of such date, Dr. Zabriskie held sole voting and/or dispositive power as to 73,339 shares of the Company's Common Stock and 841,500 options to purchase shares of the Company's Common Stock exercisable within 60 days. The Company believes that Dr. Zabriskie's holdings constitute less than 1% of the Company's outstanding Common Stock.

                       BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held seven meetings during 1996. The Board consists entirely of non-employee directors except for the President and Chief Executive Officer of the Company.

  The Compensation Committee of the Board of Directors met three times during 1996 to determine the compensation and benefits of the Board and the Company's executive officers. Current members of the Compensation Committee are R. H. Brown, Chairman, D. F. Grisham, S. Gyll and B. Lindqvist, none of whom is an employee nor eligible for incentive compensation or stock option awards from the Company.

  The Audit Committee, which met five times in 1996, assists the Board in overseeing the accounting, financial reporting, auditing, internal control, business ethics and clinical development policies and procedures of the Company. The Committee reviewed and recommended to the Board of Directors approval of the Company's Business Ethics Policy; recommended to the Board of Directors the selection of Coopers & Lybrand, LLP as the Company's independent auditors; reviewed the annual financial statements and discussed them with the auditors and financial staff of the Company prior to their submission to the Board of Directors; reviewed the independence of the independent accountants conducting the audit; reviewed the services provided by the independent accountants; reviewed the scope of the Company's internal audit program; discussed with management and the auditors the Company's accounting system and related systems of internal control; reviewed the Company's information security program; and consulted as it deemed necessary with the independent accountants, internal auditors and the Company's internal financial staff. Current members of the Audit Committee are G. Douglas, Chairman, F. C. Carlucci, M. K. Eickhoff and U. Reinius. G. Linden, who is not standing for reelection at the Annual Meeting, had been Chairman of the Audit Committee and now is a Committee member at-large.

  The Nominating and Corporate Governance Committee of the Board met five times during 1996. The Committee makes recommendations to the Board regarding Board and committee nominees and membership, director performance, officer candidates and plans for management succession. The Committee also reviews and recommends to the Board appropriate corporate governance policies and practices. The Committee will consider director nominees recommended by shareholders. Any such recommendations should be made in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. The Committee, with the assistance of the Chairman of the Board and the President and Chief Executive Officer of the Company, will also recommend to the Board one or more candidates for election as President and Chief Executive Officer of the Company. Current members of the Nominating and Corporate Governance Committee are W. E. LaMothe, Chairman, O. Lund, W.U. Parfet and B. Samuelsson.

                        BOARD OF DIRECTORS COMPENSATION

  Annual compensation for non-employee members of the Board of Directors consists of a retainer fee of $50,000 ($100,000 for the Chairman of the Board) and 500 shares of the Company's Common Stock. R. H. Brown, current Chairman of the Board of the Company, will be paid at the Chairman's rate on a pro rata basis for the period during which he serves in such capacity. The chairperson of each Board committee receives an additional annual fee of $5,000. There are no special fees for attending regular meetings or serving on regular Board committees. The Company's President and Chief Executive Officer does not receive separate compensation for serving on the Board of Directors. As a result, J. Ekberg, President and Chief Executive Officer of the Company and former Chairman of the Board, will not receive separate compensation for serving on the Board of Directors or the Board's committees while also serving as President and Chief Executive Officer of the Company. Board members (other than the President and Chief Executive Officer of the Company) involved in selecting a candidate for election as President and Chief Executive Officer of the Company will receive $1,500 for each official meeting attended, and the Chairman of the Nominating and Corporate Governance Committee will receive an additional $5,000 for his assistance in the selection process.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee, consisting of four independent directors, none of whom has ever served as an officer or employee of the Company or has any known conflicts, is responsible for the establishment and oversight of executive compensation policies and practices.

COMPENSATION POLICIES

  In general, the Company seeks to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives, business strategies and performance goals, by blending annual cash and equity compensation and long-term equity compensation, and, in so doing, to align the interests of executives with those of shareholders. More specifically, the Committee's compensation policies can be summarized as:

(a) total executive compensation should be targeted at or near the median competitive level of comparable global pharmaceutical companies for competitive performance, and, similarly, differentiated performance should be recognized;

(b) incentive-based (at-risk) compensation should be at least 30% of total cash compensation, with the higher-ranking executives having a greater proportion of incentive-based compensation;

(c) with respect to incentive-based (at-risk) compensation, at least 30% should be based upon external standards of competitive performance rather than internally established goals; and

(d) equity-based compensation should be used to further link executive performance to shareholder interests, promote and encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

  It is the Committee's belief that a compensation program designed around these policies will enhance the returns to the Company's shareholders relative to the group of comparable global pharmaceutical companies, consisting of American Home Products Corporation, Astra AB, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo Wellcome plc, Hoffmann-LaRoche and Company, Ltd, Merck & Company, Inc., Pfizer Inc., Rhone-Poulenc Rorer, Inc., Schering-Plough Corporation, SmithKline Beecham plc and Zeneca Group plc. Each component of compensation (base salary, annual incentive bonus, and long-term equity-based compensation) is described more fully below.

BASE SALARIES

  Executive salaries are based on several factors: competitive labor market position determined from market surveys, level of job responsibility, and individual performance. Our objective is to ensure a base salary component that is competitive (at a level near the median of comparable global pharmaceutical companies) and allows for attracting and retaining key talent. Officer performance ratings and salary increases are reviewed by the Committee annually.

INCENTIVE-BASED COMPENSATION

  Payments under the Company's Incentive Compensation Plan are the "at-risk" or variable component of annual executive compensation, constituting at least 30% of total cash compensation, with senior executives having the highest proportion of incentive-based compensation.

  For 1996, 50% of targeted incentive compensation was dependent upon Total Market Return and the relative growth in Earnings Per Share as the external standards of competitive performance, with each factor weighted equally and measured against the group of comparable global pharmaceutical companies, and the remaining 50% of targeted incentive compensation was determined by the achievement of specific internal performance measurements established for each executive. For 1997, 30% of targeted incentive compensation will be based on external measures compared to the group of comparable global pharmaceutical companies, and the remaining 70% will be based on growth in the Company's sales, earnings and cash flow and on individual performance.

LONG-TERM EQUITY-BASED COMPENSATION

  The Committee grants annual stock options, with ten-year terms at an exercise price equal to the fair market value on the date of grant. The stock options have value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to develop shareholder value and rewards them in proportion to the gain received by other shareholders. The Committee considers the level of stock options granted by the group of comparable global pharmaceutical companies and the number of Company stock options previously granted in reaching its decision to make additional grants of stock options, but does not have a specific weighting formula for each factor.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based upon non-discretionary, pre-established performance goals. The Committee believes the stock options granted to the Company's executive officers meet the requirements for fully deductible compensation. However, since the annual incentive compensation plan reserves some discretion for the Committee to adjust awards to ensure that the efforts of the incentive compensation group are compensated fairly and appropriately, such awards may not be fully deductible under the Internal Revenue Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The compensation of J. L. Zabriskie, who was President and Chief Executive Officer of the Company during 1996, was established by the Committee based on an analysis of his past performance as Chairman and Chief Executive Officer of Upjohn, review of comparable compensation of chief executive officers of other leading global pharmaceutical companies and application of the compensation policies described above. J. L. Zabriskie's annual base salary for 1996 was $950,000 and his incentive compensation target for 1996 was $850,000. He was also granted stock options for 180,000 shares of the Company's Common Stock, which can be exercised until January 20, 2002 at $37.8125 per share.

  J. Ekberg, who began serving as President and Chief Executive Officer of the Company on January 20, 1997 following the resignation of J. L. Zabriskie, will receive compensation at the rate provided to J. L. Zabriskie in 1996 ($950,000 salary and $850,000 bonus) on a pro rata basis for the period during which he serves as the Company's President and Chief Executive Officer. This amount will be paid after the new President and Chief Executive Officer assumes office, or if the new President and Chief Executive Officer has not assumed office by December 31, 1997, a partial payment will be made on December 31, 1997. J. Ekberg may elect to receive his payment for serving as President and Chief Executive Officer in either cash or the equivalent value on the date of payment of Company stock options. He will also be entitled to reimbursement of any expenses incurred in serving as President and Chief Executive Officer. J. Ekberg was previously retained as a consultant by the Company to assist in the process of integrating the businesses of Upjohn and Pharmacia, for which he received a total fee of $225,000.

  The Committee will recommend the compensation to be paid to the Company's new President and Chief Executive Officer after reviewing the compensation he receives from his prior employer, the comparable compensation of chief executive officers of other leading global pharmaceutical companies and application of the compensation policies described above. The Committee will be assisted in this process by an independent compensation consulting firm.

  The Board of Directors will evaluate the performance of the Company's President and Chief Executive Officer at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met. The Committee will not assign relative weights or rankings to particular factors but will make its determination based upon a consideration of all such factors.

                             COMPENSATION COMMITTEE

R. H. Brown           G. Douglas*           D. F. Grisham           B. Lindqvist
-----------------
* At the meeting of the Board of Directors on February 25, 1997, after this report was prepared, G. Douglas became Chairman of the Audit Committee and was replaced on the Compensation Committee by S. Gyll.

                             EXECUTIVE COMPENSATION

  The following table shows the total compensation received for the last three calendar years (or for such shorter period that the individual has been employed by the Company and its predecessors) by the former President and Chief Executive Officer of the Company, by the other three executive officers of the Company during 1996 (G. A. Ando, R. C. Salisbury and K. M. Cyrus) and by the next most highly compensated officer of the Company. Compensation shown was received by the individual from the Company, and prior to the Combination, from either Upjohn or Pharmacia.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
                                    -------------------------------------------

                                        BASE                     OTHER ANNUAL
NAME AND PRINCIPAL POSITION  YEAR      SALARY        BONUS      COMPENSATION(1)
-------------------------------------------------------------------------------
J. L. Zabriskie,             1996     $950,000     $  477,955      $165,640
 Former President and        1995     $904,167     $1,172,760             0
 Chief Executive Officer     1994     $800,000     $  731,272             0
L. S. Smith,                 1996     $575,000     $  263,970             0
 Executive Vice President    1995     $541,047     $  575,576             0
                             1994     $480,000     $  431,262             0
G. A. Ando,                  1996     $535,000     $  193,994      $170,840
 Executive Vice President    1995     $407,430     $  201,368      $120,000
R. C. Salisbury,             1996     $425,000     $  168,690      $152,665
 Executive Vice President    1995     $369,797     $  298,822             0
 and Chief Financial         1994     $300,042     $  205,514             0
 Officer
K. M. Cyrus,                 1996     $365,000     $  118,083      $150,665
 Senior Vice President,      1995     $318,287     $  263,110             0
 Secretary and General       1994     $281,875     $  184,849             0
 Counsel

                                           LONG-TERM COMPENSATION
                             --------------------------------------------------
                             RESTRICTED STOCK    SECURITIES
                             AND PERFORMANCE     UNDERLYING
                               SHARE AWARDS        OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION       (2)(3)        (# OF SHARES)   COMPENSATION(4)
---------------------------  --------------------------------------------------
J. L. Zabriskie,                 $      0          180,000               0
 Former President and            $336,250          174,000          $6,525
 Chief Executive Officer         $490,508          507,500               0
L. S. Smith,                     $      0           75,000          $4,425
 Executive Vice President        $168,125           87,000          $6,525
                                 $152,686           46,400          $4,675
G. A. Ando,                             0           65,000               0
 Executive Vice President               0                0               0
R. C. Salisbury,                 $      0           65,000               0
 Executive Vice President        $ 78,481           40,600          $6,525
 and Chief Financial             $114,500           34,800          $4,596
 Officer
K. M. Cyrus,                     $      0           32,000               0
 Senior Vice President,          $ 71,756           37,120          $6,525
 Secretary and General           $114,500           34,800          $4,610
 Counsel

-------------------------
(1) Includes, among other things, amounts for reimbursement of taxes in excess of those that would have been incurred in the individual's home country, assistance in preparing required income tax returns, use of a Company car, a cost-of-living allowance in the amount of $135,000 for J. L. Zabriskie, R.
    C. Salisbury and K. M. Cyrus, and in the case of G. A. Ando, a supplemental pension contribution equal to approximately $130,000 in 1996 and $111,000 in 1995.

(2) In 1994, J. L. Zabriskie earned the restricted stock, which is included in the table at $204,258, which represented the market value on the date of grant. A portion of the restricted stock was earned in 1995, and the remainder was earned on May 1, 1996, having a market value on such date of $562,498.

(3) The Performance Shares included in the table represent the fair market value of the corresponding number of shares of Upjohn Common Stock on the date of grant. These performance shares were earned in 1996 and had a value on the date earned as follows: J.L. Zabriskie, $467,481; L.S. Smith, $242,442; R.C. Salisbury, $152,510; and K.M. Cyrus, $148,370.

(4) All other compensation represents the Company match under the Company's Employee Savings Plan.

                              STOCK OPTION GRANTS

  During 1996, the following officers were granted stock options to purchase shares of the Company's Common Stock at an exercise price equal to the market price on date of grant. Stock options provide value to the officers in proportion to the value provided to all shareholders based on appreciation in the Company's stock price. The potential realizable value of each grant is illustrated assuming that the market price of the Company's stock appreciates in value at annualized 5% and 10% rates during the ten-year term of the options. The Company is unable to predict or estimate the Company's actual future stock price or place a reasonably accurate present value on the options granted. Options can be exercised in full after one year of employment from the date of grant with payment in either cash or shares of the Company's Common Stock. Upon a stock-for-stock exercise, the optionee will receive a new, non-qualified reloaded stock option at the then current market price for the number of shares tendered to exercise the option. The reloaded stock option will have an exercise term equal to the remaining term of the exercised option. Options may only be exercised during employment or within three months after employment ceases, except that following retirement at or after age 65 or other termination of employment approved by the Compensation Committee of the Board, stock options may be exercised for periods up to five years (but not beyond the original expiration date of the option).

                ORIGINAL STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                          PRICE APPRECIATION FOR
                                  INDIVIDUAL GRANTS                                        TEN-YEAR OPTION TERM
-------------------------------------------------------------------------------------    -------------------------
                              NUMBER OF      % OF TOTAL
                              SECURITIES      OPTIONS
                              UNDERLYING     GRANTED TO     EXERCISE OR
                               OPTIONS      EMPLOYEES IN    BASE PRICE     EXPIRATION
           NAME                GRANTED      FISCAL YEAR       ($/SH)          DATE         5%($)          10%($)
--------------------------    ----------    ------------    -----------    ----------    ---------      ----------
J. L. Zabriskie(1)........     180,000          5.74%         37.8125       1/20/02      4,281,174      10,849,158
L. S. Smith...............      75,000          2.39%         37.8125       1/22/06      1,783,808       4,520,483
G. A. Ando................      65,000          2.07%         37.8125       1/22/06      1,545,967       3,917,752
R. C. Salisbury...........      65,000          2.07%         37.8125       1/22/06      1,545,967       3,917,752
K. M. Cyrus...............      32,000          1.02%         37.8125       1/22/06        761,091       1,928,739

-------------------------
(1) The Compensation Committee of the Board of Directors provided that these stock options granted to J. L. Zabriskie would become exercisable on January 20, 1997 prior to his resignation from the Company.

              RELOADED STOCK OPTIONS RECEIVED IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                                                                               FOR REMAINDER
                                   INDIVIDUAL GRANTS                                         OF THE OPTION TERM
---------------------------------------------------------------------------------------    ----------------------
                                            RELOADED
                                             STOCK
                                            OPTIONS        EXERCISE PRICE    EXPIRATION
                NAME                     RECEIVED($)(1)      ($/SH)(2)          DATE        5%($)         10%($)
-------------------------------------    --------------    --------------    ----------    --------      --------
L. S. Smith..........................         5,004           38.3750          2/24/97       19,682        40,326
                                              5,842           38.3750          2/16/98       35,337        74,205
                                              4,803           38.3750          2/21/99       39,720        85,540
                                              2,605           38.3750          2/15/04       55,213       135,748
R. C. Salisbury......................         1,610           41.6250          2/16/98       10,563        22,184
                                              5,607           41.6250          2/21/99       50,296       108,324
                                             12,163           41.6250         11/16/03      206,104       579,000
                                              9,234           41.6250          2/15/04      183,614       521,963
K. M. Cyrus..........................         6,547           41.0625          2/20/00       73,495       164,125
                                              5,420           41.0625          2/15/04      121,917       254,513

-------------------------
(1) The number of reloaded stock options received is equal to the number of shares tendered in a qualifying stock-for-stock option exercise.

(2) The exercise price is equal to the market price of the Company's Common Stock on the date the reloaded stock option was received.

                             STOCK OPTION EXERCISES

  The following table shows the number of stock options exercised and the value realized by the named officers during 1996 and the number of unexercised stock options remaining at year-end and the potential value thereof based on the year-end closing market price of the Company's Common Stock of $39.625:

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES            VALUE OF
                                                                       UNDERLYING           UNEXERCISED
                                                                       UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS AT           OPTIONS AT
                                                                        FY-END(#)            FY-END($)
                                         SHARES                      ---------------    -------------------
                                       ACQUIRED ON       VALUE        EXERCISABLE/         EXERCISABLE/
               NAME                    EXERCISE(#)    REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
-----------------------------------    -----------    -----------    ---------------    -------------------
J. L. Zabriskie....................       20,000      $  426,823     661,500/180,000    $12,419,500/326,250
L. S. Smith........................      398,626      $7,182,498      18,254/ 75,000    $    22,817/135,937
G. A. Ando.........................            0               0           0/ 65,000    $         0/117,812
R. C. Salisbury....................       59,393      $1,169,665     236,761/ 65,000    $ 2,516,227/117,812
K. M. Cyrus........................       29,351      $  545,725     199,567/ 32,000    $ 2,497,635/ 58,000

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

  Since the Company only became public on November 2, 1995, the Company's cumulative total shareholder return over a five-year period cannot be provided. However, the following graph shows the change in the Company's cumulative total shareholder return (stock price appreciation plus the cumulative value of reinvested dividends) compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care (Drugs) Index (which includes Eli Lilly & Company, Merck & Company, Inc., Pfizer, Inc., Schering-Plough Corporation and the Company) for the period from November 2, 1995, when public trading in the Company's Common Stock began, until December 31, 1996. The graph assumes $100 was invested on November 2, 1995. The stock performance as shown on the following graph should not be interpreted as a prediction of future stock performance.

         MEASUREMENT PERIOD               PHARMACIA          S&P 500          S&P HEALTH
        (FISCAL YEAR COVERED)              & UPJOHN                           CARE-DRUGS
11/2/95                                          100.00            100.00            100.00
11/95                                             98.61            102.98            105.03
12/95                                            106.52            104.96            112.29
1/96                                             116.16            108.53            119.01
2/96                                             115.85            109.54            116.66
3/96                                             110.32            110.59            115.73
4/96                                             106.57            112.22            112.65
5/96                                             113.89            115.12            119.40
6/96                                             123.64            115.66            122.07
7/96                                             115.33            110.45            115.98
8/96                                             117.79            112.78            118.30
9/96                                             115.69            119.13            128.51
10/96                                            101.72            122.41            133.69
11/96                                            109.14            131.67            147.36
12/96                                            111.96            129.06            140.03

  The following graph shows the change in the Company's cumulative total shareholder return (stock price appreciation plus the cumulative value of reinvested dividends) compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care (Drugs) Index for the period from August 18, 1995, the last trading day prior to the public announcement of the Combination of Upjohn and Pharmacia, until December 31, 1996. Since the Company's Common Stock was not publicly traded until November 2, 1995, the graph was constructed by measuring the cumulative total shareholder return of Upjohn divided by 1.45 (the conversion ratio between Upjohn's and the Company's Common Stock) to reflect the return on what would have been the equivalent amount of the Company's Common Stock prior to November 2, 1995. The graph assumes $100 was invested on August 18, 1995. The stock performance as shown on the following graph should not be interpreted as a prediction of future stock performance.

         MEASUREMENT PERIOD               PHARMACIA          S&P 500          S&P HEALTH
        (FISCAL YEAR COVERED)              & UPJOHN                           CARE-DRUGS
8/18/95                                          100.00            100.00            100.00
8/95                                             106.94            100.57            103.20
9/95                                             112.62            104.82            114.22
10/95                                            129.01            104.44            120.24
11/95                                            132.24            109.03            126.20
12/95                                            142.83            111.13            134.91
1/96                                             154.43            114.91            142.98
2/96                                             155.35            115.97            140.17
3/96                                             147.93            117.09            139.05
4/96                                             142.91            118.82            135.35
5/96                                             152.71            121.88            143.46
6/96                                             165.79            122.36            146.66
7/96                                             154.66            116.94            139.33
8/96                                             157.95            119.41            142.13
9/96                                             155.13            126.13            154.40
10/96                                            136.40            129.61            160.62
11/96                                            148.34            139.40            177.05
12/96                                            150.13            136.64            168.25

                              RETIREMENT BENEFITS

  The Company's executive officers participate in the Global Officer Pension Plan, which supplements the officer's other sources of retirement income to provide the officer with the actuarial value of an annual life annuity of 65% of the officer's final three-year average annual salary and cash bonus compensation prior to retirement from the Company, provided the officer retires at age 65 with at least ten years of service under the Plan. Appropriate adjustments will be made if the officer has less than ten years of service under the Plan or retires before age 65. In no event will an executive officer receive a retirement benefit less than what he would have received had he remained in his home country pension plan for the duration of his employment with the Company.

  The following table illustrates the estimated annual benefits that would be payable under the Company's Global Officer Pension Plan (before deductions for social security or other governmental retirement income and before deduction of any other sources of retirement income from the Company, its predecessors and any prior employers) if the individual had retired at the end of last year (assuming he was at least age 55, the minimum age for retirement under the Plan) and upon reaching age 65:

                     GLOBAL OFFICER PENSION PLAN TABLE (1)

                                            AGE AT              ANNUAL BENEFIT AT         ANNUAL BENEFIT AT
                                       DECEMBER 31, 1996       DECEMBER 31, 1996(3)            AGE 65
                                       -----------------       --------------------       -----------------
J. L. Zabriskie(2)..............              57                     $771,000                       --
L. S. Smith.....................              62                     $523,000                 $544,000
G.A. Ando(3)....................              47                     $100,000                 $474,000
R.C. Salisbury(3)...............              53                     $153,000                 $386,000
K. M. Cyrus.....................              58                     $204,000                 $314,000

-------------------------
(1) For purposes of this table, the individual's Final Average Salary under the Plan for both December 31, 1996 and at age 65 is deemed to be the amounts listed for 1996 Base Salary and Bonus under "Annual Compensation" in the Summary Compensation Table shown above.

(2) J. L. Zabriskie resigned from the Company on January 20, 1997. As provided in his employment agreement, J. L. Zabriskie's benefit has been calculated as if he had been employed by the Company for 28 years plus his actual years of service with the Company and its predecessors, which benefit will be reduced by the value of his pension from former employment.

(3) G. A. Ando and R. C. Salisbury would not have been entitled to actually receive this benefit if they had retired at December 31, 1996 since they were not age 55, the minimum age for retirement under the Plan.

                     EMPLOYMENT AGREEMENTS AND TERMINATION
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

  Dr. J. L. Zabriskie, President and Chief Executive Officer of the Company, resigned from the Company on January 20, 1997. As a result of his resignation, Dr. Zabriskie will receive 2.5 times his 1996 base salary and target incentive bonus; 87,629 shares of the Company's Common Stock, plus accumulated, reinvested dividends thereon, or the cash value of such shares and accumulated dividends, representing the supplemental retirement bonus specified in his employment agreement; an additional 60 days' base salary; the costs of relocation to the United States; continued employee benefit coverage for up to 30 months; and a period of 5 years to exercise all of his stock options that were outstanding on January 20, 1997. Dr. Zabriskie will also receive retirement benefits from the Company as if he had been employed by the Company for 28 years plus his actual years of service with the Company and its predecessors as if he had been employed through November 29, 1997, less the value of his pension from former employment.

  Under an agreement made with G. A. Ando by Pharmacia and assumed by the Company, the Company will make supplemental pension contributions to his pension fund equal to approximately $130,000 during 1997. G. A. Ando and R. C. Salisbury have entered into new employment agreements with the Company providing for the payment of severance benefits equal to 2.5 times (if terminated prior to November 29, 1997, and 2 times thereafter) the officer's annualized cash compensation (whether or not deferred) in the event such officer's employment is terminated by the Company other than for cause or by the employee with good reason. In addition, provided his employment is not terminated prior to November 29, 1997, a supplemental retirement bonus equal to 30,876 shares of the Company's Common Stock, together with accumulated, reinvested dividends thereon, will be paid to R. C. Salisbury. L. S. Smith and K. M. Cyrus did not enter into new employment agreements with the Company but will be entitled to receive severance benefits under their prior agreements with Upjohn sufficient to provide a cash benefit equal to 2.5 times their annualized salary and bonus compensation, plus the value of any excise taxes payable on such amount, in the event their employment terminates prior to November 2, 1997, or, in the case of
L. S. Smith, 90 days after the Company's new President and Chief Executive Officer assumes office, if later.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand, LLP, has been selected by the Board of Directors to be the Company's independent accountants. Representatives from the firm will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

                        RECEIPT OF SHAREHOLDER PROPOSALS

  For inclusion in the Company's 1998 proxy statement, all shareholder proposals for consideration at the Annual Meeting of Shareholders of the Company to be held in 1998 must be received by the Secretary of the Company at the address set forth on the first page of this proxy statement by December 15, 1997. Such proposals must also comply with all regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

  The Company knows of no other business to come before the meeting. If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in their discretion in accordance with their best judgment.

                                          By order of the Board of Directors,
                                          Kenneth M. Cyrus
                                          Secretary
Dated: March 24, 1997

                            PHARMACIA & UPJOHN LOGO

                                                                    97-178 3/97

PROXY                                                                      PROXY

                           PHARMACIA & UPJOHN, INC.

                         ANNUAL MEETING, APRIL 29, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints R.H. Brown and J. Ekberg, and each of them, as proxies with power of substitution, to vote all the stock of PHARMACIA & UPJOHN, INC. which the undersigned has the power to vote at the Company's Annual Meeting or at any adjournment thereof, as specified on the reverse side, and in their discretion upon such other matters as may properly come before the meeting. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Employee Savings Plan.

        IF YOU SIGN THIS PROXY WITHOUT MARKING ANY OVALS, THIS PROXY SHALL BE VOTED FOR ALL NOMINEES AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.
                                              / / Check here for address change.

                                              New Address:______________________

                                              __________________________________

                                              __________________________________

97-177    2/97                                / / Check here if you plan to
                                              attend the meeting.



              PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.  /X/
                           PHARMACIA & UPJOHN, INC.

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
[                                                                                                                                  ]

The Board of Directors recommends a vote            WITHHELD
FOR all nominees                          FOR all   from all
                                          nominees  nominees  FOR all nominees, except vote withheld from the following nominees:
1. NOMINEES: Frank C. Carlucci,              / /       / /       / /       _______________________________________________________
   Soren Gyll, William U. Parfet
   and Ulla Reinius for three-year
   terms

                                             FOR      AGAINST
2. In their discretion on any other          / /       / /                                          PLEASE SIGN EXACTLY AS YOUR
   matters properly arising during                                                                  NAME APPEARS.  IF ACTING AS
   the meeting                                                                                      ATTORNEY,  EXECUTOR, TRUSTEE,
                                                                                                    OR IN REPRESENTATIVE CAPACITY,
                                                                                                    SIGN NAME AND INDICATE TITLE.
                                                                                                    ______________________________
                                                                                                      Signature           Date

                                                                                                    ______________________________
                                                                                                      Signature           Date

                                                                                                    PLEASE VOTE, SIGN, DATE, AND
                                                                                                    RETURN THIS PROXY CARD PROMPTLY
                                                                                                    TO HARRIS TRUST AND SAVING BANK
                                                                                                    USING THE ENCLOSED ENVELOPE.

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